EXHIBIT 5.1

May 2, 2017

Guidance Software, Inc.

1055 E. Colorado Boulevard

Pasadena, California 91106

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary of Guidance Software, Inc. (the “Company”), and I offer this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about May 3, 2017, in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Common Stock of the Company, par value $0.001 (the “Shares”) issuable pursuant to the Guidance Software, Inc. 2017 Incentive Award Plan (“the Plan”).

In my capacity as counsel, I have examined such documents and such matters of fact and law as I have deemed necessary to examine relating to the issuance of the Shares. I have relied upon certificates and assurances of other officers and directors of the Company as to certain factual matters. It is my opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and the Shares, when delivered pursuant to the terms of the Plan and in accordance with applicable law, will be validly issued, fully paid and nonassessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares. The scope of my opinion is limited to the General Corporation Law of the State of Delaware.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to myself in the Registration Statement and any amendments thereto. Such consent does not constitute an admission that I fall within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Alfredo Gomez
Alfredo Gomez
Senior Vice President, General Counsel and Corporate Secretary